Exhibit 99.1

                                                                      Capitol Bancorp Center
                                                                      200 Washington Square North
                                                                      Lansing, MI 48933
                                                                      www.capitolbancorp.com

                                                                      Media Contact:
                                                                      Angela Kimber
                                                                      Director of Communications
                                                                                 517-316-0172

Capitol Bancorp Announces the Planned Divestiture of
New Mexico-based Sunrise Bank of Albuquerque

LANSING, Mich.: December 28, 2012: Capitol Bancorp Limited (OTCQB: CBCRQ) announced today that it has entered into a letter of intent with investors for the sale and subsequent recapitalization of Sunrise Bank of Albuquerque.

Capitol's Chairman and CEO Joseph D. Reid said, "As Capitol continues to address challenges within its affiliate network, this transition serves as a strategic opportunity to deleverage our consolidated balance sheet while enabling Sunrise Bank of Albuquerque to partner with a group possessing access to additional capital resources."

This transaction is subject to regulatory approval and expected to be completed in 2013.

About Capitol Bancorp Limited
Capitol Bancorp Limited, which was founded in 1988, is a community banking company with a network of separately chartered banks in ten states and executive offices in Lansing, Michigan.

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